As filed with the Securities and Exchange Commission on May 8, 2024

Registration No. 333-125099

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	47-2449198
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 W. Forsyth St., 7th Floor Jacksonville, FL	32202
(Address of Principal Executive Offices)	(Zip Code)

PATRIOT TRANSPORTATION HOLDING, INC. PROFIT SHARING AND DEFERRED EARNING PLAN
(Full title of the plan)

John D. Baker III Chief Financial Officer 200 W. Forsyth St., 7th Floor Jacksonville, FL 32202
(Name and address of agent for service)
(904) 858-9100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

DEREGISTRATION OF SECURITIES

FRP Holdings, Inc., a Florida corporation (“FRP” or the “Company”) is filing this Post-Effective Amendment No. 3 (“Post-Effective Amendment No. 3”) to deregister certain securities originally registered pursuant to its Registration Statement on Form S-8 (Registration No. 333-125099), as amended (the “Registration Statement”),with respect to shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), and an indeterminate number of plan interests issuable under the Patriot Transportation Holding Inc. Profit Sharing and Deferred Earnings Plan (the “Plan”).

Effective October 1, 2019, the Plan terminated the option to invest contributions in the Company’s Common Stock under the Plan. Accordingly, the Company is filing this Post-Effective Amendment No. 3 to the Registration Statement to deregister any and all Common Stock and plan interests attributable to the Plan that remain unissued or unsold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on this ____ day of May 8, 2024.

FRP HOLDINGS, INC.

By: s/John D. Baker III

Name: John D. Baker III

Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints the Chief Executive Officer and Chief Financial Officer, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

s/John D. Baker II	Chief Executive Officer and Director	May 8, 2024
John D. Baker II	(Principal Executive Officer)

s/John D. Baker III	Chief Financial Officer	May 8, 2024
John D. Baker III	(Principal Financial Officer)

s/John D. Klopfenstein	Controller and Chief Accounting Officer	May 8, 2024
John D. Klopfenstein	(Principal Accounting Officer)

s/David H. deVilliers, Jr.	President and Director	May 8, 2024
David H. deVilliers, Jr.

s/Matthew S. McAfee	Director	May 8, 2024
Matthew S. McAfee

s/Martin E. Stein, Jr.	Director	May 8, 2024
Martin E .Stein, Jr.

s/John S. Surface	Director	May 8, 2024
John S. Surface

s/Nicole B. Thomas	Director	May 8, 2024
Nicole B .Thomas

________________________	Director
William H. Walton

s/Margaret B. Wetherbee	Director	May 8, 2024
Margaret B. Wetherbee